EXHIBIT 23


              CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Numbers 1-1373, 2-63714, 2-86984, 2-87299, 2-86985, 33-1764, 33-58544, 2-55398,
33-66436, 33-66438, 33-66442, 33-66440, 33-54719, 33-54721,
33-54723, 33-54725, 333-29789, 333-52639, 333-78991, 333-78989,
333-48294, 333-48296,333-66111, 333-48290, 333-66115, 333-48298,
333-66109, 333-48292, 333-71523, and 333-40374) of Modine
Manufacturing Company of our report dated April 27, 2001 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated April 27, 2001 relating to the financial statement schedules, which appears in this Form 10-K.


s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chicago, Illinois
June 20, 2001